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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Reg. Nos. 333-81709, 333-95355, 333-38434, 333-47454)
and Form S-3 (Reg. Nos. 333-41540, 333-48360) of Digital Island, Inc. of our report dated November 10, 2000 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated November 10, 2000 relating to the financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
January 26, 2001